FOR IMMEDIATE RELEASE	Thursday, November 4, 2021

TEGNA Inc. Announces Record Third Quarter Revenue and Provides Fourth Quarter Guidance

Achieves record third quarter total company revenue, subscription revenue, and advertising and marketing services (“AMS”) revenue

AMS revenue up 23 percent from 2019 and up 12 percent over the same period on a pro forma basis1, despite continued impact of current supply chain issues in auto category

Outlook for political revenue in 2022 continues to strengthen, with nearly all of the U.S. Senate and gubernatorial races that are expected to be competitive occurring in TEGNA’s footprint

Improving subscriber trends, now at a rate more than 150 basis points better than year-end 2020

TEGNA remains on track to meet or exceed full-year 2021 financial guidance for all key metrics

Tysons, Va. - TEGNA Inc. (NYSE: TGNA) today announced financial results for the third quarter ended September 30, 2021.

THIRD QUARTER HIGHLIGHTS:
•Total company revenue was $756 million in the quarter, up two percent relative to third quarter of 2020, driven by record third quarter subscription revenue and record advertising and marketing services (“AMS”) revenue despite the absence of the record $116 million of political revenue achieved in the third quarter of 2020.
–Total company revenue was up 37 percent from the third quarter of 2019, driven by the impact of acquisitions2 and related synergies, as well as strength in subscription revenue due to rate increases.

•Subscription revenue was $369 million in the third quarter, up 16 percent year-over-year.
–Year-over-year subscriber trends continue to improve, now more than 150 basis points better than year-end 2020.

•AMS revenue was a third quarter record of $364 million, up 22 percent year-over-year, demonstrating significant broad-based strength across advertising categories.
–Compared to 2019, third quarter AMS revenue was up 12 percent on a pro forma basis, despite ongoing weakness in the auto category due to supply chain issues.

•TEGNA achieved net income of $128 million in the third quarter on a GAAP basis, or $123 million on a non-GAAP basis.

[1] Throughout earnings release, “pro forma” reflects 2019 acquisitions as if they had been completed on July 1, 2019.
[2] Throughout earnings release, “acquisitions” includes (1) the Nexstar/Tribune acquisitions (completed September 19, 2019) and (2) the Dispatch acquisitions (completed August 8, 2019).

•Total company Adjusted EBITDA was $244 million, down six percent year-over-year, or approximately $15 million.
–Strong underlying performance in subscription revenue and AMS revenue mostly offset the record $116 million of high-margin political revenue achieved in the third quarter of 2020.
–Third quarter Adjusted EBITDA was up 56 percent compared to the third quarter of 2019 reflecting growth in subscription and AMS revenues and continued execution of thoughtful expense management.

•GAAP and non-GAAP earnings per diluted share were $0.58 and $0.55, respectively, in the third quarter.

•Free cash flow for the third quarter was $137 million, driven by continued growth in subscription and AMS revenues.
–For the trailing two-year period ending September 30, 2021, free cash flow as a percentage of revenue was 21.2 percent.
–The Company is reaffirming its expectation of 2020-2021 free cash flow as a percentage of 2020-2021 revenue guidance range of 21.5 – 22.0 percent and expects to achieve the high end of that range.

•During the quarter, the Company updated timing of the current $300 million share repurchase program, announcing our plans to complete the program by repurchasing shares on an opportunistic basis and subject to blackouts one year earlier than its expiration date in December 2023.

•The Company ended the quarter with total debt of $3.4 billion and net leverage of 3.39x.
–TEGNA has now achieved the year-end target of low 3x net leverage, one quarter earlier than planned, and expects to end the year with net leverage of approximately 3.2x.

CEO COMMENT

“The positive momentum at TEGNA continues to accelerate, with record financial achievements in each of the past four quarters, driven by continued execution of our long-term strategy to maximize value for our shareholders,” said Dave Lougee, president and chief executive officer. “TEGNA’s local station brands and advertising platforms continue to fill a critical role and are well-positioned to capitalize on a robust advertising market given our sustained operational excellence. We expect this performance to continue into the fourth quarter, and remain on track to meet or exceed all of our key guidance metrics for full-year 2021.

“Our five key pillars of value creation continue to anchor TEGNA’s business strategy as demonstrated by the strength we are seeing in AMS revenue and subscription revenue growth. Our AMS revenue continues to over-deliver, with significant strength in every major advertising category except auto. Of our top 15 categories, all except auto were up double digits year-over-year. Sports betting was up more than 200 percent, and is the fastest growing in terms of absolute dollars.

“Notably, when compared to 2019 on a pro forma basis, third quarter AMS revenue was up 12 percent, despite the ongoing supply chain issues impacting the auto industry. Third quarter AMS revenue did benefit from Summer Olympics, though not significantly, given both pandemic and time zone challenges. Excluding the estimated incremental impact of Olympics, AMS revenue was up fully seven percent compared to 2019.

“Premion, our industry-leading OTT advertising platform, continues its very strong growth both in revenue and the number of advertisers it serves. Through ongoing systems, processes, and technology improvements, Premion enhanced its operational and financial efficiencies during the year. With our leadership position in this space, we are poised for ongoing significant growth in the years ahead due to both our team’s strong execution and continued tailwinds from changing consumer behavior.

“Our portfolio of high-quality local station brands is delivering record results supported by improving subscriber trends and leading Big Four affiliate rates. The powerful combination of improving subscriber trends, coupled with our multi-year distribution agreements, enhances the visibility of future cash flows for years to come. TEGNA provides trusted, differentiated and non-substitutable programming to our communities. Our network content, live local news and weather and local and national sports remain some of the most popular and highly-viewed programming available.

“TEGNA is well-positioned ahead of the upcoming political cycle, and we are raising our internal estimates for 2022 political revenue with nearly all of the U.S. Senate and gubernatorial races that are expected to be competitive occurring within our footprint. We believe we will set new records for a midterm political year in 2022 compared to the prior midterm political year in 2018. TEGNA’s portfolio of high-quality local station brands will continue to play a critical role in political marketing strategies as the preferred medium to reach targeted constituents in battleground states.

“TEGNA has a long track record of returning value to shareholders through our disciplined capital allocation framework, fueled by the strength and visibility of our free cash flow. We successfully integrated the stations we acquired in 2019, rapidly strengthened our balance sheet by reducing leverage more than 1.5x since the acquisitions’ close, increased our quarterly dividend by approximately 36 percent, and announced the acceleration of our opportunistic buybacks, subject to blackouts, as part of our previously announced $300 million share repurchase program. The Board remains focused on maximizing shareholder value and will continue to proactively evaluate all options for capital deployment going forward.

“TEGNA has also continued to make significant progress on our diversity, equity and inclusion (“DE&I”) and environmental, social and governance (“ESG”) focus areas, two important priorities for our Board and management. We remain committed to accelerating the pace of racial diversity and inclusion across our company and holding ourselves accountable to all stakeholders. I am proud to say that we are progressing ahead of schedule in meeting our publicly stated and disclosed 2025 DE&I hiring goals which we developed in 2020.

“All TEGNA stations have also completed the first phase of our innovative Inclusive Journalism program. This program is designed to help us ensure our coverage and storytelling reflects all of the communities we serve through unconscious bias, inclusive reporting, and leadership training. We are committed to measuring our progress and have engaged an independent research firm to audit our content and provide actionable feedback. These actions are driving meaningful change throughout TEGNA and we look forward to keeping you updated on the positive impact we are driving at each of our stations, and across the communities we serve.”

OVERVIEW OF THIRD QUARTER RESULTS

Total company revenue was $756 million in the quarter, up two percent year-over-year, driven by record third quarter subscription revenue and record AMS revenue despite the absence of the record $116 million of political revenue achieved in the third quarter of 2020. Revenue was up 37 percent from the third quarter of 2019 driven by higher subscription revenue, as well as a partial quarter impact of acquisitions and related synergies. Subscription revenue was $369 million, up 16 percent year-over-year. AMS revenue increased 22 percent in the quarter compared to last year driven by continued momentum since the beginning of the pandemic despite continued impacts of the semiconductor supply chain issues and its impact on the auto advertising category.

GAAP operating expenses were $545 million, up seven percent year-over-year, and non-GAAP operating expenses were $545 million, up six percent year-over-year. The GAAP operating expense increase was predominantly driven by higher programming expenses and higher Premion expenses related to revenue growth. On a non-GAAP basis, expenses less programming costs increased four percent, driven by higher Premion costs and expenses due to higher revenue compared to 2020. On a pro forma basis, operating expenses less programming and Premion costs were two percent below 2019 levels, due to diligent expense management and strategic expense reductions.

GAAP operating income totaled $211 million, down seven percent year-over-year, and non-GAAP operating income totaled $212 million, down six percent year-over-year due to record, high margin, $116 million political revenue achieved last year. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $244 million in the quarter and Adjusted EBITDA margin equaled 32.3 percent.

The third quarter included a few special items, the full details of which can be found in Table 2. The net effect of these items was to increase GAAP net income by $5 million and GAAP diluted net income per share by $0.03.

Interest expense in the quarter decreased to $46 million compared to $52 million in the third quarter of 2020, due to lower average debt. Total cash at the end of the quarter was $51 million and unused capacity under TEGNA’s revolving credit facility was more than $1.3 billion.

FOURTH QUARTER AND FULL-YEAR 2021 OUTLOOK

In the fourth quarter of 2021, TEGNA expects to be disproportionately impacted by cyclical even-to-odd year results due to the absence of record $264 million high margin political revenue reported in the fourth quarter of 2020.

For the fourth quarter of 2021, the company expects:

Fourth Quarter 2021 Key Guidance Metrics

Reflects expectations relative to fourth quarter 2020 results

Total Company GAAP Revenue	- Mid-to-High Teens percent

Total Non-GAAP Operating Expenses	+ Low-to-Mid Single Digits percent

Non-GAAP Operating Expenses (excluding programming)	Flat-to-down

TEGNA remains on track to meet or exceed full year 2021 financial guidance for all key metrics.

Full-Year 2021 Key Guidance Metrics

Subscription Revenue Growth	+ Mid-to-High Teens percent[3]
Corporate Expenses*	$44 - 48 million
Depreciation	$62 - 66 million
Amortization	$60 - 65 million
Interest Expense	$187 - 192 million
Capital Expenditures (Non-recurring capital expenditures)	$64 - 69 million (including $20 - 22 million non-recurring)
Effective Tax Rate*	24.0 - 25.0%
Net Leverage Ratio	Low 3x
2020/21 Free Cash Flow as a % of combined 2020/21 Revenue	21.5 - 22.0%

*Guidance provided on a non-GAAP basis

RECENT ESG, STRATEGIC, CONTENT AND PROGRAMMING INITIATIVES

•VERIFY Continues Growth and Expansion Across Platforms – VERIFY, TEGNA’s national brand which helps the public distinguish between true and false information, continues to grow and resonate with audiences across platforms. VERIFY averaged more than 5 million unique monthly visitors year-to-date through September of this year. This represents a 90 percent increase in monthly visitors from the same period in 2020. VERIFY has 200,000 followers across social platforms, email and text messaging. On Snapchat, VERIFY’s monthly watch time more than doubled between July and September. In the third quarter, VERIFY had nearly 2 million minutes of total watch time on Snapchat.

•Premion Receives Industry Awards – Premion, our industry-leading OTT advertising platform, received two awards in the ad tech category in the Cynopsis Digital Awards, including Best Audience-Based Buying Platform and Outstanding Brand Safety Strategy. The Cynopsis Digital awards highlight companies and brands in online video content and advertising who are the forefront of the industry.

•Launched Quest Streaming App – In September, we launched a free, ad-supported streaming service for Quest, our 24/7 adventure and exploration multicast network. The streaming app offers on demand programming from a vast catalog of factual entertainment, science, history and engineering programs, and daring adventure-reality series. The Quest app is available on Roku, Fire TV, Apple TV, Android and iOS. (Press release4)

•Locked On Growth and Original Content – Locked On, the leading local sports podcast network for all “Big 4” professional sports leagues and major college programs, continued its growth during the quarter with podcasts downloaded and/or viewed 75.6 million times year-to-date, up 36 percent versus last year, and now with more than 90 shows launched on YouTube.

[3] Relative to full-year 2020 results
[4] https://www.tegna.com/tegna-launches-quest-streaming-app-experience-bringing-viewers-hundreds-of-hours-of-adventure-reality-content/

•Conducting Diversity & Inclusion Content Audits Through our Inclusive Journalism Program – In partnership with an independent research firm, we are conducting diversity and inclusion content audits across TEGNA stations to review broadcast, digital, and marketing content through a qualitative and quantitative approach. Stations are measured for their diversity compared to their markets and the degree to which stories include representations of people and communities of color. We have completed 22 audits and delivered 14 to stations to date, and all of our 49 newsrooms will receive completed audits by the end of the year.

•TEGNA Stations Received 10 Edward R. Murrow Awards – TEGNA stations received 10 Edward R. Murrow Awards, more than any other news organization, for exemplary journalism on topics including race and the social justice movement, COVID-19 and stories that put today’s headlines into historical context. This includes WWL’s award for Large Market Excellence in Diversity, Equity, and Inclusion for “The Talk”. This is the first year the Murrows have given awards in the DE&I category. (Press release5)

•Completed Greenhouse Gas Emissions (GHG) Inventory for Scopes 1, 2 and 3 – As we seek to set goals and develop action plans for reducing greenhouse gas emissions, the Company completed a GHG data inventory during the quarter across our direct operations (Scopes 1 and 2) and a materiality analysis and data collection for our indirect value chain (Scope 3).

•Rollout of ATSC 3.0 Continues – During the quarter, TEGNA launched ATSC 3.0 in six markets including Hartford, CT, where TEGNA serves as the “lighthouse” station. TEGNA has participated in 13 market transitions or a quarter of the total 51 to ATSC 3.0 and expects to transition additional markets to ATSC 3.0 in the months ahead. ATSC 3.0 allows broadcasters to enhance their existing transmission services with a new standardized system that will allow us to serve our markets in new and innovative ways.

CAPITAL ALLOCATION

TEGNA has continued to progress on its commitment to significantly deleverage its balance sheet since the 2019 acquisitions. The Company has now achieved its planned year-end debt reduction target of low 3x net leverage and expects to end the year with net leverage of approximately 3.2x. As a result of this achievement, the Board is actively assessing all additional capital allocation options.

In addition to reducing our debt balance by more than $800 million since the 2019 acquisitions, TEGNA continues to invest in organic and inorganic growth opportunities such as the acquisitions of Locked On and True Crime / Quest which complement TEGNA’s portfolio and provide growth in adjacent businesses. Additionally, TEGNA has meaningfully increased its return of capital to shareholders through a significant increase to its quarterly dividend, paid in July and October of this year, and announcing in September our plans to complete the $300 million share repurchase program, on an opportunistic basis and subject to blackouts, one year earlier than its expiration date in 2023.

[5] https://www.tegna.com/tegna-stations-win-10-national-edward-r-murrow-awards/

FORWARD-LOOKING STATEMENTS
Certain statements in this communication may constitute “forward-looking statements” as defined in the
Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are subject to a number of risks, trends and uncertainties that could cause actual results or company actions to differ materially from what is expressed or implied by these statements, including risks relating to the coronavirus (COVID-19) pandemic and its effect on our revenues, particularly our nonpolitical advertising revenues. Potential regulatory actions, changes in consumer behaviors and impacts on and modifications to TEGNA’s operations and business relating thereto and TEGNA’s ability to execute on its standalone plan, including its ability to re-price or renew subscribers and execute on its share repurchase program, can also cause actual results to differ materially. Other economic, competitive, governmental, technological and other factors and risks that may affect TEGNA’s operations or financial results are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host a conference call to discuss its third quarter 2021 earnings results on Thursday, November 4, 2021 at 9:00 a.m. (ET). TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on November 4. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The conference call, which will also be webcast through the company’s website, is open to investors, the financial community, the media and other members of the public. To join the toll-free call, dial 888-204-4368 at least 10 minutes prior to the scheduled 9:00 a.m. (ET) start time. International callers should dial 929-477-0448. The confirmation code for the conference call is 2639897. To listen to the call via live webcast, please visit investors.TEGNA.com and allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Thursday, November 4 at 1:00 p.m. (ET) to Thursday, November 18 at 1:00 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 2639897. A transcript of the conference call will also be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups, reaching approximately 39 percent of all television households nationwide. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

* * * *

For media inquiries, contact:	For investor inquiries, contact:
Anne Bentley	Doug Kuckelman
Vice President, Corporate Communications	Head of Investor Relations
703-873-6366	703-873-6764
abentley@TEGNA.com	dkuckelman@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended Sept. 30,
	2021	2020	% Increase (Decrease)

Revenues	$756,487	$738,389	2.5

Operating expenses:
Cost of revenues	399,751	379,185	5.4
Business units - Selling, general and administrative expenses	100,425	89,943	11.7
Corporate - General and administrative expenses	11,891	11,263	5.6
Depreciation	16,792	16,086	4.4
Amortization of intangible assets	15,774	17,113	(7.8)
Spectrum repacking reimbursements and other, net	504	(2,902)	***
Total	545,137	510,688	6.7
Operating income	211,350	227,701	(7.2)

Non-operating income (expense):
Equity loss in unconsolidated investments, net	(1,790)	(2,529)	(29.2)
Interest expense	(46,477)	(51,896)	(10.4)
Other non-operating items, net	2,486	961	***
Total	(45,781)	(53,464)	(14.4)

Income before income taxes	165,569	174,237	(5.0)
Provision for income taxes	36,870	41,967	(12.1)
Net income	128,699	132,270	(2.7)
Net income attributable to redeemable noncontrolling interest	(419)	(51)	***
Net income attributable to TEGNA Inc.	$128,280	$132,219	(3.0)

Earnings per share:
Basic	$0.58	$0.60	(3.3)
Diluted	$0.58	$0.60	(3.3)

Weighted average number of common shares outstanding:
Basic shares	221,805	219,579	1.0
Diluted shares	222,799	219,977	1.3

*** Not meaningful

CONSOLIDATED STATEMENTS OF INCOME
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended Sept. 30,
	2021	2020	% Increase (Decrease)

Revenues	$2,216,446	$2,000,205	10.8

Operating expenses:
Cost of revenues	1,191,561	1,103,920	7.9
Business units - Selling, general and administrative expenses	286,700	267,919	7.0
Corporate - General and administrative expenses	51,944	61,289	(15.2)
Depreciation	48,526	49,697	(2.4)
Amortization of intangible assets	47,307	50,577	(6.5)
Spectrum repacking reimbursements and other, net	(2,394)	(10,533)	(77.3)
Total	1,623,644	1,522,869	6.6
Operating income	592,802	477,336	24.2

Non-operating income (expense):
Equity (loss) income in unconsolidated investments, net	(5,716)	8,407	***
Interest expense	(139,571)	(160,733)	(13.2)
Other non-operating items, net	4,340	(17,270)	***
Total	(140,947)	(169,596)	(16.9)

Income before income taxes	451,855	307,740	46.8
Provision for income taxes	103,470	69,699	48.5
Net income	348,385	238,041	46.4
Net (income) loss attributable to redeemable noncontrolling interest	(861)	433	***
Net income attributable to TEGNA Inc.	$347,524	$238,474	45.7

Earnings from continuing operations per share:
Basic	$1.57	$1.08	45.4
Diluted	$1.56	$1.08	44.4

Weighted average number of common shares outstanding:
Basic shares	221,314	218,997	1.1
Diluted shares	222,172	219,423	1.3

*** Not meaningful

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use non-GAAP financial measures for purposes of evaluating company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company also believes these non-GAAP measures are frequently used by investors, securities analysts and other interested parties in their evaluation of our business and other companies in the broadcast industry.

The company discusses in this release non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of spectrum repacking reimbursements and other, net, gains related to business we account for under the equity method, M&A due diligence costs, advisory fees related to activism defense, workforce restructuring expense and certain non-operating expenses such as the early extinguishment of debt and a valuation gain from an investment. In addition, we have excluded certain income tax special items associated with deferred tax benefits related to state tax planning strategies, and a partial capital loss valuation allowance release.

The company believes that such expenses and gains are not indicative of normal, ongoing operations. While these items may be recurring in nature and should not be disregarded in evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses and gains in the future, the company believes that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income attributable to TEGNA before (1) net (income) loss attributable to redeemable noncontrolling interest, (2) income taxes, (3) interest expense, (4) equity (loss) income in unconsolidated investments, net, (5) other non-operating items, net, (6) M&A due diligence costs, (7) advisory fees related to activism defense, (8) spectrum repacking reimbursements and other, net, (9) depreciation and
(10) amortization. The company believes these adjustments facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property and equipment (and related depreciation expense). The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income attributable to TEGNA. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternate to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

This earnings release also discusses free cash flow, a non-GAAP performance measure that the Board of Directors uses to review the performance of the business. Free cash flow is reviewed by the Board of Directors as a percentage of revenue over a trailing two-year period (reflecting both an even and odd year reporting period given the political cyclicality of the business). The most directly comparable GAAP financial measure to free cash flow is Net income attributable to TEGNA. Free cash flow is calculated as non-GAAP Adjusted EBITDA (as defined above), further adjusted by adding back (1) stock-based compensation, (2) non-cash 401(k) company match, (3) syndicated programming amortization, (4) dividends received from equity method investments and (5) reimbursements from spectrum repacking. This is further adjusted by deducting payments made for (1) syndicated programming, (2) pension, (3) interest, (4) taxes (net of refunds) and (5) purchases of property and equipment. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

The company is furnishing guidance with respect to free cash flow as a percentage of revenue, non-GAAP operating expenses, non-GAAP Corporate expenses, and effective tax rate for future periods. As noted above, the most directly comparable GAAP financial measure to free cash flow is net income attributable to TEGNA. Our future GAAP financial results will likely include the impact of special items. Special items may include among other items workforce restructuring charges, gains (losses) on asset sales, asset impairment charges, advisory fees related to activism defense and deferred tax valuation allowance adjustments. The impact of future special items may be material. The company is unable to provide, without unreasonable efforts, forward looking information on a GAAP basis, because it is unable to project the impact of special items on a prospective basis. The range of estimated free cash flow (non-GAAP) amounts used in forming the free cash flow as a % of revenue ranges can be presented, as they do not include impacts of special items.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's Consolidated Statements of Income follow:

		Special Items
Quarter ended Sept. 30, 2021	GAAP measure	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Spectrum repacking reimbursements and other, net	$504	$(504)	$—	$—	$—
Operating expenses	545,137	(504)	—	—	544,633
Operating income	211,350	504	—	—	211,854
Other non-operating items, net	2,486	—	(1,941)	—	545
Income before income taxes	165,569	504	(1,941)	—	164,132
Provision for income taxes	36,870	115	(502)	4,347	40,830
Net income attributable to TEGNA Inc.	128,280	389	(1,439)	(4,347)	122,883
Net income per share-diluted	$0.58	$—	$(0.01)	$(0.02)	$0.55

		Special Items
Quarter ended Sept. 30, 2020	GAAP measure	Workforce restructuring expense	Spectrum repacking reimbursements and other	Non-GAAP measure

Cost of revenues	$379,185	$(595)	$—	$378,590
Business units - Selling, general and administrative expenses	89,943	(372)	—	89,571
Corporate - General and administrative expenses	11,263	(54)	—	11,209
Spectrum repacking reimbursements and other, net	(2,902)	—	2,902	—
Operating expenses	510,688	(1,021)	2,902	512,569
Operating income	227,701	1,021	(2,902)	225,820
Income before income taxes	174,237	1,021	(2,902)	172,356
Provision for income taxes	41,967	256	(749)	41,474
Net income attributable to TEGNA Inc.	132,219	765	(2,153)	130,831
Net income per share-diluted	$0.60	$—	$(0.01)	$0.59

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

		Special Items
Nine months ended Sept. 30, 2021	GAAP measure	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Other non-operating items	Special tax items	Non-GAAP measure

Corporate - General and administrative expenses	$51,944	$(16,611)	$—	$—	$—	$35,333
Spectrum repacking reimbursements and other, net	(2,394)	—	2,394	—	—	—
Operating expenses	1,623,644	(16,611)	2,394	—	—	1,609,427
Operating income	592,802	16,611	(2,394)	—	—	607,019
Equity income (loss) in unconsolidated investments, net	(5,716)	—	—	—	—	(5,716)
Other non-operating items, net	4,340	—	—	(1,941)	—	2,399
Total non-operating expenses	(140,947)	—	—	(1,941)	—	(142,888)
Income before income taxes	451,855	16,611	(2,394)	(1,941)	—	464,131
Provision for income taxes	103,470	4,291	(626)	(502)	7,144	113,777
Net income attributable to TEGNA Inc.	347,524	12,320	(1,768)	(1,439)	(7,144)	349,493
Net income per share-diluted	$1.56	$0.06	$(0.01)	$(0.01)	$(0.03)	$1.57

		Special Items
Nine months ended Sept. 30, 2020	GAAP measure	Workforce restructuring expense	M&A due diligence costs	Advisory fees related to activism defense	Spectrum repacking reimbursements and other	Gains on equity method investment	Other non-operating items	Special tax benefits	Non-GAAP measure

Cost of revenues	$1,103,920	$(595)	$—	$—	$—	$—	$—	$—	$1,103,325
Business units - Selling, general and administrative expenses	267,919	(372)	—	—	—	—	—	—	267,547
Corporate - General and administrative expenses	61,289	(54)	(4,588)	(23,087)	—	—	—	—	33,560
Spectrum repacking reimbursements and other, net	(10,533)	—	—	—	10,533	—	—	—	—
Operating expenses	1,522,869	(1,021)	(4,588)	(23,087)	10,533	—	—	—	1,504,706
Operating income	477,336	1,021	4,588	23,087	(10,533)	—	—	—	495,499
Equity income (loss) in unconsolidated investments, net	8,407	—	—	—	—	(18,585)	—	—	(10,178)
Other non-operating items, net	(17,270)	—	—	—	—	—	21,744	—	4,474
Total non-operating expenses	(169,596)	—	—	—	—	(18,585)	21,744	—	(166,437)
Income before income taxes	307,740	1,021	4,588	23,087	(10,533)	(18,585)	21,744	—	329,062
Provision for income taxes	69,699	256	1,151	5,801	(2,766)	(4,670)	5,463	3,944	78,878
Net income attributable to TEGNA Inc.	238,474	765	3,437	17,286	(7,767)	(13,915)	16,281	(3,944)	250,617
Net income per share-diluted (a)	$1.08	$—	$0.02	$0.08	$(0.04)	$(0.06)	$0.07	$(0.02)	$1.14

(a) Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 3

Reconciliations of Adjusted EBITDA to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$128,280	$132,219	$48,346
Plus: Net income attributable to redeemable noncontrolling interest	419	51	—
Plus: Provision for income taxes	36,870	41,967	5,079
Plus: Interest expense	46,477	51,896	52,454
Plus: Equity loss in unconsolidated investments, net	1,790	2,529	491
(Less) Plus: Other non-operating items, net	(2,486)	(961)	463
Operating income (GAAP basis)	211,350	227,701	106,833
Plus: Workforce restructuring expense	—	1,021	—
Plus: Acquisition-related costs	—	—	19,973
Plus (Less): Spectrum repacking reimbursements and other, net	504	(2,902)	(80)
Adjusted operating income (non-GAAP basis)	211,854	225,820	126,726
Plus: Depreciation	16,792	16,086	15,381
Plus: Amortization of intangible assets	15,774	17,113	15,018
Adjusted EBITDA (non-GAAP basis)	$244,420	$259,019	$157,125
Corporate - General and administrative expense (non-GAAP basis)	11,891	11,209	9,819
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$256,311	$270,228	$166,944

	Nine months ended Sept. 30,
	2021	2020	2019
Net income attributable to TEGNA Inc. (GAAP basis)	$347,524	$238,474	$202,280
Plus (Less): Net income (loss) attributable to redeemable noncontrolling interest	861	(433)	—
Plus: Provision for income taxes	103,470	69,699	52,732
Plus: Interest expense	139,571	160,733	145,166
Plus (Less): Equity loss (income) in unconsolidated investments, net	5,716	(8,407)	(10,922)
(Less) Plus: Other non-operating items, net	(4,340)	17,270	(6,962)
Operating income (GAAP basis)	592,802	477,336	382,294
Plus: Workforce restructuring expense	—	1,021	1,452
Plus: M&A due diligence and acquisition-related costs	—	4,588	29,092
Plus: Advisory fees related to activism defense	16,611	23,087	—
Less: Spectrum repacking reimbursements and other, net	(2,394)	(10,533)	(11,399)
Adjusted operating income (non-GAAP basis)	607,019	495,499	401,439
Plus: Depreciation	48,526	49,697	44,831
Plus: Amortization of intangible assets	47,307	50,577	32,530
Adjusted EBITDA (non-GAAP basis)	$702,852	$595,773	$478,800
Corporate - General and administrative expense (non-GAAP basis)	35,333	33,560	31,070
Adjusted EBITDA, excluding Corporate (non-GAAP basis)	$738,185	$629,333	$509,870

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 4
Below is a detail of our primary sources of revenue presented in accordance with GAAP on company’s Consolidated Statements of Income. In addition, we show Adjusted EBITDA and Adjusted EBITDA margins (see non-GAAP reconciliations at Table No. 3).

	Quarter ended Sept. 30,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$368,672	$316,677	16.4	$240,735	53.1
Advertising and Marketing Services	364,234	298,605	22.0	297,333	22.5
Political	15,010	116,494	(87.1)	8,131	84.6
Other	8,571	6,613	29.6	5,658	51.5
Total revenues	$756,487	$738,389	2.5	$551,857	37.1

Adjusted EBITDA	$244,420	$259,019	(5.6)	$157,125	55.6
Adjusted EBITDA Margin	32.3%	35.1%		28.5%

	Nine months ended Sept. 30,
	2021	2020	% Increase (Decrease)	2019	% Increase (Decrease)

Subscription	$1,130,490	$972,954	16.2	$718,472	57.3
Advertising and Marketing Services	1,027,957	822,841	24.9	851,304	20.8
Political	34,019	181,425	(81.2)	14,064	***
Other	23,980	22,985	4.3	21,702	10.5
Total revenues	$2,216,446	$2,000,205	10.8	$1,605,542	38.0

Adjusted EBITDA	$702,852	$595,773	18.0	$478,800	46.8
Adjusted EBITDA Margin	31.7%	29.8%		29.8%

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5

Reconciliations of free cash flow to net income presented in accordance with GAAP on the company's Consolidated Statements of Income are presented below:

	Quarter ended Sept. 30,
	2021	2020	% Increase (Decrease)

Net income attributable to TEGNA Inc. (GAAP basis)	$128,280	$132,219	(3.0)
Plus: Provision for income taxes	36,870	41,967	(12.1)
Plus: Interest expense	46,477	51,896	(10.4)
Plus: Depreciation	16,792	16,086	4.4
Plus: Amortization	15,774	17,113	(7.8)
Plus: Stock-based compensation	6,965	5,010	39.0
Plus: Company stock 401(k) contribution	4,191	4,458	(6.0)
Plus: Syndicated programming amortization	17,706	17,628	0.4
Plus: Workforce restructuring expense	—	1,021	***
Plus: Cash dividend from equity investments for return on capital	894	2,205	(59.5)
Plus: Cash reimbursements from spectrum repacking	592	2,902	(79.6)
Plus: Equity loss in unconsolidated investments, net	1,790	2,529	(29.2)
Plus: Net income attributable to redeemable noncontrolling interest	419	51	***
Plus: Reimbursement from company-owned life insurance policies	530	—	***
Plus (Less): Spectrum repacking reimbursements and other, net	504	(2,902)	***
Less: Other non-operating items, net	(2,486)	(961)	***
Less: Pension contributions	(3,532)	(942)	***
Less: Income tax payments	(29,001)	(39,407)	(26.4)
Less: Syndicated programming payments	(18,669)	(17,009)	9.8
Less: Interest payments	(74,802)	(74,499)	0.4
Less: Purchases of property and equipment	(11,797)	(6,276)	88.0
Free cash flow (non-GAAP basis)	$137,497	$153,089	(10.2)

*** Not meaningful

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 5 (continued)
Two-year period ended Sept. 30, 2021

Net income attributable to TEGNA Inc. (GAAP basis)	$914,257
Plus: Provision for income taxes	294,453
Plus: Interest expense	410,169
Plus: M&A due diligence and acquisition-related costs	6,252
Plus: Depreciation	131,100
Plus: Amortization	132,571
Plus: Stock-based compensation	49,702
Plus: Company stock 401(k) contribution	33,116
Plus: Syndicated programming amortization	141,983
Plus: Workforce restructuring expense	5,933
Plus: Advisory fees related to activism defense	45,778
Plus: Cash dividend from equity investments for return on capital	9,235
Plus: Cash reimbursements from spectrum repacking	21,209
Plus: Other non-operating items, net	24,691
Plus: Net income attributable to redeemable noncontrolling interest	846
Plus: Reimbursement from Company-owned life insurance policies	530
Less: Income tax payments, net of refunds	(242,077)
Less: Equity income in unconsolidated investments, net	(3,908)
Less: Spectrum repacking reimbursements and other, net	(6,285)
Less: Syndicated programming payments	(147,411)
Less: Pension contributions	(25,230)
Less: Interest payments	(434,763)
Less: Purchases of property and equipment	(122,042)
Free cash flow (non-GAAP basis)	$1,240,109

Revenue	$5,848,181
Free cash flow as a % of revenue	21.2%

NON-GAAP FINANCIAL INFORMATION
TEGNA Inc.
Unaudited, in thousands of dollars

Table No. 6
TEGNA acquired television stations formerly owned by the Dispatch Broadcasting Group on August 8, 2019 and Nexstar Media Group on September 19, 2019 (together the "2019 Acquisitions"). Due to the effect that the 2019 Acquisitions have on our financial results, we are presenting historical financial data for revenues and operating expenses on a combined basis to provide a more meaningful period over period comparisons of our financial results. The following tables set forth a summary of historical financial data for the three months ended September 30, 2019 TEGNA Inc. (the “Company”) on a pro forma basis giving effect to the 2019 Acquisitions as if they were all completed on July 1, 2019.

In addition, on an as reported basis, we are providing a reconciliation of non-GAAP operating expenses to GAAP operating expenses on the Company's Consolidated Statements of Income.

	Quarter ended Sept. 30, 2019
	Legacy TEGNA	2019 Acquisitions	Pro forma
Advertising and marketing services revenues	$297,333	$28,050	$325,383

	Quarter ended Sept. 30, 2019
	Legacy TEGNA	2019 Acquisitions	Pro forma
Operating expenses	$445,024	$51,093	$496,117
Less: Special items [1]	(19,893)	—	(19,893)
Less: Programming and Premion expenses	(178,377)	(18,730)	(197,107)
Non-GAAP operating expenses, less programming and Premion	$246,754	$32,363	$279,117

	Quarter ended Sept. 30
	2021	2020
Operating expenses (GAAP basis)	$545,137	$510,688
Less: Special items [2,3]	(504)	1,881
Operating expenses (non-GAAP basis)	544,633	512,569
Less: Programming expenses	(229,074)	(210,049)
Operating expenses, less programming (non-GAAP basis)	$315,559	$302,520
Less: Premion expenses	(40,908)
Non-GAAP operating expenses, less programming and Premion	$274,651

1 Q3 2019 special items include acquisition-related costs associated with business acquisitions, reimbursements from the FCC for required spectrum repacking and a one-time contract termination and incremental costs related to bringing our national sales organization in-house.

2 Q3 2021 special items include reimbursements from the FCC for required spectrum repacking and the write off of certain fixed assets (see Table 2).

3 Q3 2020 special items include reimbursements from the FCC for required spectrum repacking and workforce restructuring expense (see Table 2).